UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2014

THE ONE GROUP HOSPITALITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52651	14-1961545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 W. 14th Street, 2nd Floor

New York, New York 10014

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 624-2400

Committed Capital Acquisition Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2014, at our annual meeting of stockholders, our stockholders approved our 2013 Employee, Director and Consultant Equity Incentive Plan (the “2013 Plan”). A description of the material features of the 2013 Plan and related matters are set forth in our definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2014, under the heading “Proposal 2: Approve the 2013 Employee, Director and Consultant Equity Incentive Plan,” and is incorporated herein by reference. Such description is qualified in its entirety by reference to the actual terms of the 2013 Plan, a copy of which is filed as Exhibit 10.45 to The ONE Group Hospitality, Inc. (the “Company”) Current Report on Form 8-K filed on November 27, 2013.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 5, 2014 at our annual meeting of stockholders, our stockholders approved an amendment and restatement (the “Certificate of Amendment”) to the Company’s Amended and Restated Certificate of Incorporation to (a) amend and/or remove certain provisions, including but not limited to Article IX, relating to certain business transaction requirements of the Company; and (b) change the name of Committed Capital Acquisition Corporation to The ONE Group Hospitality, Inc. The Certificate of Amendment was filed with the Secretary of State of Delaware on June 5, 2014.

A copy of the Amended and Restated Certificate of Incorporation, reflecting the amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation, is attached hereto and is being filed pursuant to this Item 5.03 as Exhibit 3.1 to this Current Report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders

(a) On June 5, 2014, we held our 2014 Annual Meeting of Stockholders (the “Annual Meeting”). Of the 24,940,195 shares of common stock outstanding as of the record date of April 11, 2014, a quorum of 16,398,028 shares, or approximately 65.7% of the eligible shares, was present in person or represented by proxy.

(b) The following is a brief description of each matter submitted to a vote at the Annual Meeting, as well as the number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter.

Proposal No. 1: Election of Directors:

To elect Michael Serruya and Richard E. Perlman to our Board of Directors to serve until the 2017 Annual Meeting of Stockholders, and until their respective successors have been elected and qualified, subject, however, to such directors’ earlier death, resignation, retirement, disqualification or removal.

Name	Votes For	Votes Withheld	Broker Non- Votes
Michael Serruya	15,232,575	0	1,165,453
Richard E. Perlman	15,232,575	0	1,165,453

Proposal 2: Approve the 2013 Employee, Director and Consultant Equity Incentive Plan:

To approve the 2013 Employee, Director and Consultant Equity Incentive Plan.

Votes For	Votes Against	Votes Abstained	Broker Non- Votes
14,858,665	373,910	0	1,165,453

Proposal 3: Approve Amendment and Restatement of Committed Capital Acquisition Corporation Amended and Restated Certificate of Incorporation:

To approve a proposed amendment and restatement to the Company’s Amended and Restated Certificate of Incorporation to (a) amend and/or remove certain provisions, including but not limited to Article IX, relating to certain business transaction requirements of the Company; and (b) change the name of Committed Capital Acquisition Corporation to The ONE Group Hospitality, Inc.

Votes For	Votes Against	Votes Abstained	Broker Non- Votes
15,232,575	0	0	1,165,453

Proposal No. 4: Ratify Selection of Independent Registered Public Accounting Firm:

To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

Votes For	Votes Against	Votes Abstained
16,398,028	0	0

Proposal 5: Approve an Advisory Vote on the Compensation of our Named Executive Officers:

To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement.

Votes For	Votes Against	Votes Abstained	Broker Non- Votes
15,183,885	48,690	0	1,165,453

Proposal 6: Approve an Advisory Vote on the Frequency of Holding an Advisory Vote on the Compensation of our Named Executive Officers:

To approve the frequency of holding an advisory vote on compensation of our named executive officers:

1 Year	2 Years	3 Years	Votes Abstained
14,819,798	392,777	20,000	0

(d) Consistent with the recommendation of the board of directors in the Proxy Statement and the stockholder votes at the Annual Meeting, the board of directors has determined to hold a non-binding, advisory vote on the compensation of our named executive officers every year until the earlier of (i) the next required vote on the frequency of such advisory vote or (ii) such date that the board of directors decides to hold the next stockholder advisory vote on the frequency of such advisory votes.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amended and Restated Certificate of Incorporation of The ONE Group Hospitality, Inc. as filed with the Secretary of State of the State of Delaware on June 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2014	THE ONE GROUP HOSPITALITY, INC.

	By:	/s/ Samuel Goldfinger
	Name:	Samuel Goldfinger
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of The ONE Group Hospitality, Inc. as filed with the Secretary of State of the State of Delaware on June 5, 2014.